EXHIBIT 4.05
                                                                EXHIBIT D


                                 EXTENSION AGREEMENT

      Oceaneering International, Inc.
      16001 Park Ten Place, Suite 650
      Houston, Texas  77084

      Morgan Guaranty Trust Company
          of New York, as Agent under
          the Credit Agreement
          referred to below
      60 Wall Street
      New York, NY  10260

      Gentlemen:

         The undersigned hereby agree to extend, effective April 12, 1998, the Revolving Credit Period under the Credit Agreement dated as of June 12, 1996 among Oceaneering International, Inc. (the "Borrower"), the Banks parties thereto and Morgan Guaranty Trust Company of New York, as agent (the "Credit Agreement") for one year to April 12, 1999.
      Terms defined in the Credit Agreement are used herein as therein defined.

         This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.


                                           MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK
                                           By //Kathryn Sayko-Yanes//
                                              Title: Vice President

                                           ABN AMRO BANK N.V.
                                           By //C. Lipshutz/S Balette//
                                              Title: SVP/AVP

                                           CHASE BANK OF TEXAS, N.A.
                                           By //Mona M. Foch//
                                              Title:

                                           WELLS FARGO BANK (TEXAS), NA
                                           By //Frank W. Schageman//
                                              Title: Vice President

             Agreed and accepted:

             OCEANEERING INTERNATIONAL, INC.
             By //Robert P. Mingoia//
                Title: Treasurer

             MORGAN GUARANTY TRUST COMPANY
               OF NEW YORK, as Agent
             By //Kathryn Sayko-Yanes//
                Title: Vice President